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                                                                    EXHIBIT 10.0

"BUILDING FUTURES
          FOR CORPORATIONS"                   15800 John J. Delaney Drive
                                                      Suite 325
                                                 Charlotte, NC  28277
                                                  1(800) 437-3551  PH
                                                  1(704) 540-7123  Fax
                                                       www.21ep.com

21ST EQUITY PARTNERS, L.L.C. CONSULTING AGREEMENT

AGREEMENT made as of the 20th day of September, 2000 by and between America's Senior Financial Services, Inc. (OTCBB: AMSE) (hereinafter referred to as "Client") and 21ST EQUITY PARTNERS, LLC, a North Carolina Corporation maintaining its principle offices at 15800 John J. Delaney Dr., Charlotte, NC 28277 (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, Company is engaged in the business of providing and rendering public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of Company, Client herewith engages Company and Company agrees to render to Client public relations, communications, advisory and consulting services.

A. The consulting services to be provided by the Company shall include, but are not limited to the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges the Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Company.

B. Client acknowledges that Company will devote such time as is reasonably necessary to perform the services for Client, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

II.   Compensation and Expense Reimbursement

A. Client will pay the Company, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Company on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement, which Schedule is incorporated herein by reference.




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B. In addition to the compensation and expense reimbursement referred to in
Section 2(A) above, Company shall be entitled to receive from Client a "Transaction Fee", as a result of any transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with Client by Company. A "Transaction" shall mean merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one-year period following the expiration of this Agreement.

The calculation of a Transaction Fee shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Client and shall equal 5% of the dollar value of the Transaction. Such fee shall be paid by certified funds or free trading stock or a combination thereof to equal 5% at the closing of the Transaction.

Terms and Termination. This Agreement shall be for a period of twelve (12) months commencing September 20th, 2000 and terminating September 30th, 2001. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional three (3) months. Either party hereto shall have the right to terminate this Agreement upon 10 days prior written notice to the other party after the first 120 days.

Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Company in connection with Company's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). The Company will not be bound by the foregoing limitation in the event (I) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Representative by Company of Other Clients. Client acknowledges and consents to Company rendering public relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Company. Client acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Company. Indemnification by Company as to services to be provided: Company acknowledges that it will at all times use its best efforts to work within all applicable rules and regulations with the performance of its duties as the Client's public relations and corporate communications provider.

Independent Contractor. It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing. Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supercedes all prior negotiations, agreements and discussions concerning the subject matter hereof.




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Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of the Agreement shall be waived except in writing executed by the party granting such waiver.

Law to Govern: Forum for Disputes. The Company and the Client agree that any legal disputes that may occur between the Company and the Client, and that arise out of, or are related in any way to the Company contract with the Client and/or its performance of services under the Contract or the termination of this contract, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding private arbitration, before an arbitrator mutually selected by the Company and the Client with each party to bear its own costs and attorney fees. If the Company and the Client are unable to agree upon an arbitrator within twenty-one (21) days after either party made a demand for arbitration, the matter will be submitted for arbitration to the American Arbitration Organization, to facilitate arbitration by mail and teleconference thereby reducing cost for each party. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date when institution of legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statutes of limitation.

IN WITNESS THEREOF, the parties have executed this Agreement as of the day and year first written above.

SCHEDULE A-1

PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES

 A. For the services to be rendered and performed by company during the term of the Agreement, Client shall pay to Company the sum of 100,000 free-trading shares at the signing of this contract and $10,000 U.S. Dollars monthly, or the equivalent in free-trading shares of company stock to be paid on the 1st of each month beginning 30 days after signing and each month thereafter until expiration of termination of contract.

B. Client shall also agree to PUT IN ESCROW ACCOUNT 750,000 free-trading shares of company's stock via S-1 or SB-2 registration to be used for compensation to affiliate PR programs other than 21 EP. These escrow shares are to be issued upon request of 21 EP to its affiliates only as needed and mutually agreed upon by client and company. 21 EP SHALL NOT RECEIVE directly or indirectly any compensation from use of escrow shares.

C. $7,500 in Free Trading Shares to E-Trek Design Systems for complete overhaul of Web site.

21st Equity Partners LLC

By:
   --------------------------------
     Dave Wood, President and CEO

America's Senior Financial Services, Inc.     E-Trek Designs is a division of
                                                21st Equity Partners, LLC
                                                       WWW. 21EP.COM
By:                                               WWW.ETREKDESIGNS.COM
   --------------------------------
       Nelson A. Locke, CEO





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